EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INTROGEN THERAPEUTICS, INC. ANNOUNCES ADDITIONAL $7.8
MILLION FINANCING

Placement Provides $24 Million Additional Capital

AUSTIN, TX, December 10, 2004 — Introgen Therapeutics, Inc. (NASDAQ: INGN) announced today the placement of 975,000 shares of its common stock, yielding gross proceeds of $7.8 million. The shares were placed with the same European institutional investors who invested in the placement announced on December 8, 2004. Mulier Capital of London acted as the financial advisor and placement agent for the financing.

Introgen anticipates using the net proceeds from the offering primarily for working capital and other general corporate purposes, including the development of ADVEXIN, INGN 241, INGN 401 and INGN 225, Introgen’s anti-cancer product candidates which are in phase 3, 2 and 1 clinical trials, respectively.

Tom Finnegan, Introgen’s vice president of Finance said, “On November 15, 2004, the company reported a cash balance of $20.8 million for the third quarter, 2004. The injection of an additional $24 million increases and strengthens the strategic opportunities available to Introgen on a global basis.”

The placed shares were registered pursuant to a shelf registration statement relating to a total of up to $100 million of Introgen’s securities which was declared effective by the U.S. Securities and Exchange Commission on August 25, 2003.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Introgen is a leading developer of biopharmaceutical products designed to induce therapeutic protein expression using non-integrating gene agents for the treatment of cancer and other diseases. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates a commercial-scale, CGMP manufacturing facility.

Certain statements in this press release that are not strictly historical may be “forward-looking” statements, which are based on current expectations and entail various risks and uncertainties. Such forward-looking statements include, but are not limited to, those relating to Introgen’s future success with its clinical development program for treatment of cancer or other diseases, developing marketing partnerships for ADVEXIN therapy and filing a Biologics License Application with the FDA. There can be no assurance that Introgen will be able to commercially develop gene-based drugs, that necessary regulatory approvals will be obtained or that any clinical trials or studies undertaken will be successful or that the proposed treatments will prove to be safe and/or effective. The actual results may differ from those described in this press release due to risks and uncertainties that exist in Introgen’s operations and business environment, including, but not limited to, Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, Introgen’s dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2004 and its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2004. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.

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Editor’s Note: For more information on Introgen Therapeutics, or for a menu of archived press releases, please visit Introgen’s Website at www.introgen.com.

Contact:

Introgen Therapeutics, Inc.
C. Channing Burke
(512) 708 9310 Ext. 322
Email: c.burke@introgen.com